UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material under §240.14a-12

TAX-FREE FIXED INCOME FUND IV FOR PUERTO RICO RESIDENTS, INC.

(Name of Registrant as Specified In Its Charter)

Ocean Capital LLC
William Heath Hawk

José R. Izquierdo II

Roxana Cruz-Rivera

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On August 17, 2021, Ocean Capital LLC mailed the following letter to shareholders of Tax-Free Fixed Income Fund IV for Puerto Rico Residents, Inc. and Tax-Free Fixed Income Fund V for Puerto Rico Residents, Inc.:

Dear Fellow Shareholder,

Ocean Capital LLC and the participants in its solicitations (collectively, “Ocean Capital” or “we”) are concerned shareholders of Tax-Free Fixed Income Fund IV for Puerto Rico Residents, Inc. (“Fund IV”) and Tax-Free Fixed Income Fund V for Puerto Rico Residents, Inc. (“Fund V”), which are managed by an affiliate of UBS Financial Services Incorporated of Puerto Rico (collectively, “UBS”).

We have nominated highly-qualified and independent individuals for election to the Boards of Directors (the “Boards”) of Fund IV and Fund V at their Annual Meetings of Shareholders (the “Annual Meetings”) scheduled to be held on August 26, 2021. We urge you to:

✓	VOTE THE BLUE CARD NOW - To Make Sure Your Voices are Heard – the Shareholder Vote is Less Than 10 Days Away

✓	VOTE THE BLUE CARD NOW - To Unseat Directors of the Funds that Have Overseen Value Destruction Over Many Years[1,2]

✓	VOTE THE BLUE CARD NOW - To Send a Strong Message to the Funds and UBS that the Status Quo is Unacceptable

✓	VOTE THE BLUE CARD NOW - To Elect our Highly Qualified Director Candidates to Put Shareholders’ Interests First and Maximize Value

Ocean Capital’s Fund IV Nominees		Ocean Capital’s Fund V Nominees

●	Roxana Cruz-Rivera	●	Roxana Cruz-Rivera
●	William Heath Hawk	●	William Heath Hawk
●	José R. Izquierdo II	●	José R. Izquierdo II
		●	Brent D. Rosenthal

If you have questions about how to vote the BLUE proxy card or BLUE voting instruction form, please contact our proxy solicitor at ocean@investor.morrowsodali.com. You can also visit our website www.ImproveUBSPRFunds.com to learn about our campaigns and the Coalition of Concerned UBS Closed-End Bond Fund Investors.

Thanks, again, for all of your support thus far. You can trust that Ocean Capital will use all resources at our disposal to continue to stand up to the Funds and UBS. We intend to facilitate boardroom change regardless of how long it takes or what it costs.

Sincerely,

W. Heath Hawk

Ocean Capital LLC

The Coalition of Concerned UBS Closed-End Bond Fund Investors

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[1]	Market returns included in UBS Asset Managers of Puerto Rico Closed-End Funds Quarterly Report, Fourth Quarter 2020.
[2]	Market returns included in UBS Asset Managers of Puerto Rico Closed-End Funds Quarterly Report, Fourth Quarter 2020.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

To the Shareholders of Tax-Free Fixed Income Fund IV for Puerto Rico Residents, Inc.:

Ocean Capital LLC, William Heath Hawk, José R. Izquierdo II and Roxana Cruz-Rivera (all of the foregoing, the “Fund IV Participants”) have filed a definitive proxy statement and accompanying form of BLUE proxy card with the Securities and Exchange Commission (“SEC”) to be used in connection with the solicitation of proxies from the shareholders of Fund IV. All shareholders of Fund IV are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Fund IV Participants filed with the SEC, as they contain important information, including additional information relating to the Fund IV Participants. Shareholders can obtain the definitive proxy statement and accompanying BLUE proxy card, any amendments or supplements to the definitive proxy statement and other relevant documents filed by the Fund IV Participants with the SEC at no charge on the SEC’s website at http://www.sec.gov.

To the Shareholders of Tax-Free Fixed Income Fund V for Puerto Rico Residents, Inc.:

Ocean Capital LLC, William Heath Hawk, José R. Izquierdo II, Roxana Cruz-Rivera and Brent D. Rosenthal (all of the foregoing, the “Fund V Participants”) have filed a definitive proxy statement and accompanying form of BLUE proxy card with the SEC to be used in connection with the solicitation of proxies from the shareholders of Fund V. All shareholders of Fund V are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Fund V Participants filed with the SEC, as they contain important information, including additional information relating to the Fund V Participants. Shareholders can obtain the definitive proxy statement and accompanying BLUE proxy card, any amendments or supplements to the definitive proxy statement and other relevant documents filed by the Fund V Participants with the SEC at no charge on the SEC’s website at http://www.sec.gov.

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